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                                                                    EXHIBIT 99.4


                            HARVARD INDUSTRIES, INC.


          OFFER TO EXCHANGE NEW 14 1/2% SENIOR SECURED NOTES DUE 2003
           FOR ALL OUTSTANDING 14 1/2% SENIOR SECURED NOTES DUE 2003

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                  , 1999, (THE "EXPIRATION DATE"), TENDERS MAY BE
           WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON
                           THE EXPIRATION DATE.

                                                                   June   , 1999

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Enclosed for your consideration are the Prospectus dated June   , 1999 (the
"Prospectus") and the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer") in connection with the offer by Harvard Industries, Inc., a Delaware corporation (the "Company"), to exchange new 14 1/2% Senior Secured Notes due 2003 (the "Registered Notes") for all outstanding 14 1/2% Senior Secured Notes due 2003 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     Capitalized terms used herein and not defined herein shall have the
meanings ascribed to them in the Prospectus dated June   , 1999.

     For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. The Prospectus dated June   , 1999;

     2. A Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service;

     3. A printed form of letter which may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     4. A form of Notice of Guaranteed Delivery; and

     5. Return envelope addressed to Bankers Trust Company, the Depository.

     DTC Participants will be able to execute tenders through the DTC Automated Tender Offer Program.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

     Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from NORWEST Bank Minnesota, National Association, as Exchange Agent for the Exchange Offer, at the following telephone number: (612) 667-9764.

                                         Very truly yours,



                                         HARVARD INDUSTRIES, INC.
                                         3 Werner Way
                                         Lebanon, New Jersey 08833
                                         (908) 437-4100

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.